UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2007

Citibank Omni-S Master Trust (Exact name of registrant as specified in charter)

New York (State of Organization)	000-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

C/o Citi Omni-S Finance LLC 701 East 60th St., North P.O. Box 6034, MC 1251, Room A Sioux Falls, South Dakota (Address of principal executive offices)		57117 (Zip Code)

Registrant's Telephone Number, including area code: (605) 331-2671

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On May 15, 2007, Registrant made available the Monthly Servicer Certificates set forth as Exhibits 20(a) through 20(c). Also, The International Bank for Reconstruction and Development is the issuer of the floating rate notes that make up a portion of the Defeasance Collateral for Series 2000-4, 2002-2 and 2002-3. Exhibit 99(a) provides reference to certain periodic financial information relating to The International Bank for Reconstruction and Development.

Item 9.01. Financial Certificates and Exhibits
The Exhibit Index hereto is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CITIBANK OMNI-S MASTER TRUST (Registrant)

	By:	Citi Omni-S Finance LLC (as Seller)
	By:	/S/ Douglas C. Morrison Douglas C. Morrison President
Date: May 15, 2007

3.

EXHIBIT INDEX
Exhibit No.
20(a).

Series 2000-4 Monthly Servicer Certificate related to the distribution of May 15, 2007 and reflecting the performance of the assets held by the Trust with respect to Series 2000-4 during the Due Period ended on May 15, 2007.

20(b).

Series 2002-2 Monthly Servicer Certificate related to the distribution of May 15, 2007 and reflecting the performance of the assets held by the Trust with respect to Series 2002-2 during the Due Period ended on May 15, 2007.

20(c).

Series 2002-3 Monthly Servicer Certificate related to the distribution of May 15, 2007 and reflecting the performance of the assets held by the Trust with respect to Series 2002-3 during the Due Period ended on May 15, 2007.

99(a)	Reference to Financial Information relating to The International Bank for Reconstruction and Development.

4.